Exhibit 4.4


                              FIRST AMENDMENT
                                   TO THE
                        LASALLE RE HOLDINGS LIMITED
                        EMPLOYEE STOCK PURCHASE PLAN


         WHEREAS, LaSalle Re Holdings Limited (the "Company") maintains the LaSalle Re Holdings Limited Employee Stock Purchase
Plan (the "Plan");

         WHEREAS, the Plan provides that the Board of Directors of the Company (the "Board") may amend the Plan at any time; and

         WHEREAS, the Board has determined that it is desirable and in the best interests of the Company to amend the Plan to (i) provide that an executive officer designated as an Eligible Associate will have his service as an executive officer taken into account in determining continuous service as an Eligible Associate, (ii) permit the designation of Eligible Employees who may elect to have up to 25% of their bonus used to purchase stock under the Plan, (iii) reflect the fact that the Company's stock is now traded on The New York Stock Exchange rather than the Nasdaq National Market and (iv) allow for the registration under the U.S. Securities Act of 1933, as amended, of stock issued pursuant to the Plan;

         NOW, THEREFORE, BE IT RESOLVED, that the Plan be and is hereby amended in the following particulars, effective September 25, 1997:

                  1.       By substituting the following for subsection 1.3:

                                  "1.3 Offers and Sales of Stock.  Offers and
                           sales of Stock under the Plan shall be made only

                           (a)    pursuant to an effective Registration
                                  Statement on Form S-8 filed with the U.S.
                                  Securities and Exchange Commission under the Act; or


                           (b)    in accordance with the provisions of
                                  Regulation S promulgated under the Act, in which case (i) such offers and sales of Stock shall be made only in Offshore Transactions and no Directed Selling Efforts shall be made in the United States in connection therewith and (ii) shares of Stock purchased in connection with such offers and sales will not be registered under the Act and may not be sold in the United States or to U.S. Persons unless such shares are registered under the Act or an exemption from the


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                                  registration requirements of the Act is
                                  available."


                  2. By substituting the following for subsection 2.2:

                        "2.2 Participation Election.

                           (a) The Committee shall establish 'Subscription Periods' of not longer than one year for the accumulation of funds necessary for payment of the purchase price of Stock under the Plan. As of the Effective Date, the initial Subscription Period is the period beginning July 1, 1996 and ending September 30, 1996, and each subsequent Subscription Period will be the calendar quarter. For the Subscription Periods beginning July 1, 1996, and October 1, 1996, an Eligible Associate may become a Participant by filing a written payroll deduction authorization with respect to salary otherwise payable to the Participant during the period at least ten business days prior to either July 1, 1996 or October 1, 1996, respectively. For any subsequent Subscription Period in a calendar year, an Eligible Associate shall become a Participant by filing with the Committee, at least ten days prior to the first day of the calendar year, a written payroll deduction authorization with respect to salary otherwise payable to the Participant during the period. Such payroll deductions for a Subscription Period shall be 2%, 5%, 10%, 15%, or 20% of the salary of the Participant, rounded to the nearest dollar for each payroll period, but no more than $25,000 will be deducted in any calendar year ($12,500 in the period beginning July 1, 1996 and ending December 31, 1996). The payroll deduction authorization filed with the Committee by the Participant with respect to a Subscription Period will remain in effect for each subsequent Subscription Period, unless the Participant files a new payroll deduction authorization with the Committee in accordance with subsection 2.3 or discontinues participation in the Plan in accordance with subsection 2.5. After the beginning of a Subscription Period, a Participant may not alter the rate of his payroll deductions for that period; provided, however, that he may discontinue his

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                                  participation in the Plan in accordance with
                                  subsection 2.5.

                           (b) An Eligible Employee may become a Participant (or if already a Participant may, in addition to filing a written payroll deduction authorization with respect to salary pursuant to paragraph 2.2(a), make an additional election with respect to a bonus payment pursuant to this paragraph 2.2(b)) by filing with the Committee, at such time in and in such form as required by the Committee, a written payroll deduction authorization with respect to any bonus payment otherwise payable to the Participant. Such payroll deduction made with respect to a bonus payment shall be in any whole percentage up to 25% of the bonus payable to the Participant who is an Eligible Employee, rounded to the nearest dollar, for the payroll period in which the bonus is payable. A payroll deduction authorization with respect to a bonus payment will be effective only with respect to the bonus payment to which it relates."


                  3. By substituting the following for subsection 2.4:

                                  "2.4 Purchase of Stock. With respect to
                           each Subscription Period, a Participant shall be deemed to purchase the number of whole shares of Stock as his accumulated payroll deductions for the Subscription Period will purchase, subject to the following:

                           (a)    The purchase price per share shall be
                                  equal to 85% of the Fair Market Value
                                  of Stock on the Price Date; provided,
                                  however, that in no event shall such
                                  price per share be less than the par
                                  value of the Stock.

                           (b)    A Participant shall be deemed to have
                                  purchased the shares of Stock on the
                                  third business day following the
                                  applicable Price Date (the "Purchase
                                  Date").

                           (c) Any accumulated payroll deductions that are not used to purchase full shares of Stock under the Plan shall be held and applied toward the purchase of Stock in the next following Subscription Period. Notwithstanding the foregoing, the Participant may request that



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                                  such amount be paid to the Participant
                                  by filing a written application with
                                  the Committee in such form and at such
                                  time as the Committee may require, in
                                  which case such amount shall be paid to
                                  the Participant without interest as
                                  soon as practicable following the
                                  Committee's receipt of the request.

                           (d) No Participant shall have the right to purchase more than $25,000 in value of Stock under the Plan (and any other employee stock purchase plan maintained by the Company or any Related Company) through payroll deductions of salary pursuant to paragraph 2.2(a) in any calendar year ($12,500 for the period beginning July 1, 1996 and ending December 31, 1996), such value being based on the Fair Market Value of Stock (as adjusted pursuant to paragraph 2.4(a)) as of the Price Date immediately preceding the Purchase Date on which the Participant is deemed to purchase Stock under the terms of the Plan.

                           (e) No Participant shall have the right to purchase more than an amount equal to 25% of the Participant's bonus payment in value of Stock under the Plan (and any other employee stock purchase plan maintained by the Company or any Related Company) through payroll deduction pursuant to paragraph 2.2(b) in any calendar year, such value being based on the Fair Market Value of Stock (as adjusted pursuant to paragraph 2.4(a)) as of the Price Date immediately preceding the Purchase Date on which the Participant is deemed to purchase Stock under the terms of the Plan, as such terms are defined for purposes of paragraph 2.2(b)."


                  4. By substituting the following for paragraph (e) of subsection 3.4:

                           "(e)   Each certificate issued in respect of
                                  such Stock shall be registered in the
                                  name of the Participant and deposited,
                                  together with a stock power endorsed in
                                  blank, with the Company. Each such
                                  certificate shall bear the following
                                  (or a similar) legend:

                                     'The transferability of this certificate and the shares of stock represented



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                                            hereby are subject to the terms
                                            and conditions (including
                                            forfeiture) contained in the
                                            LaSalle Re Holdings Limited
                                            Employee Stock Purchase Plan
                                            and an agreement entered into
                                            between the registered owner
                                            and LaSalle Re Holdings
                                            Limited. A copy of such plan
                                            and agreement is on file in the
                                            office of the General Counsel
                                            of LaSalle Re Holdings Limited,
                                            #25 Church Street, Hamilton
                                            HMFX, Bermuda.'

                                    In addition, in the case of Stock
                                    purchased in accordance with the
                                    provisions of subsection 1.3(b), each
                                    such certificate shall also bear the
                                    following (or a similar) legend:

                                            'The shares represented by this
                                            certificate have not been
                                            registered under the United
                                            States Securities Act of 1933,
                                            as amended (the "Act"), and may
                                            not be offered or sold in the
                                            United States or to U.S.
                                            Persons (as defined in the Act)
                                            unless the shares are
                                            registered under the Act or an
                                            exemption from the registration
                                            requirements of the Act is
                                            available.'

                                    Except as otherwise determined by the
                                    Committee, the Company shall retain
                                    each certificate issued in respect of
                                    such Stock until the end of the
                                    Restricted Period at which time the
                                    Participant may request the Company to
                                    deliver such certificate to him or
                                    her."


                  5. By adding the following new subparagraph (c) to subsection 3.5:

                           "(c) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations with respect to such Participant as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom."




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                  6.       By substituting the following for paragraph (h)
                           of section 6:

                           "(h)   Eligible Associate.  The term 'Eligible
                                  ------------------
                                  Associate' means any individual who is an employee of an Employer, and any other individual who is performing services for an Employer as an employee of Aon Risk Consultants (Bermuda) Limited, CNA Bermuda Services Limited, or such other entity designated by the Board. Notwithstanding the foregoing, (i) an executive officer of the Company may not be an Eligible Associate, unless otherwise approved by the Board, provided that an executive officer designated as an Eligible Associate will have his service as an executive officer prior to designation as an Eligible Associate taken into account in determining continuous service as an Eligible Associate; and (ii) a U.S. Person may only be an Eligible Associate with respect to Stock purchased in accordance with the provisions of subsection 1.3(a)."

                  7.       By redesignating paragraphs (i), (j) and (k) of
                           section 6 as paragraphs (j), (k) and (l) of
                           section 6, respectively, and adding the
                           following new paragraph (i) to section 6:

                           "(i)   Eligible Employee.  The term 'Eligible
                                  -----------------
                                  Employee' means any individual who is an Eligible Associate and who is designated by the Committee as eligible to elect to have a portion of his bonus payment used to purchase Stock in accordance with paragraph 2.2(b)."


                  8. By substituting the following for paragraph (k) of section 6, as redesignated by this First Amendment of the Plan:

                           "(k)   Fair Market Value.  The 'Fair Market Value'
                                  -----------------
                                  of a share of Stock as of any date
                                  (including, without limitation, any Price
                                  Date with respect to shares purchased
                                  pursuant to paragraph 2.2(a) with funds
                                  accumulated through payroll deductions from salary) shall be the closing sale price for the Stock as reported on The New York Stock Exchange for such date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded; provided,



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                                  however, that the 'Fair Market Value'
                                  of a share of Stock as of any Price
                                  Date with respect to shares purchased
                                  pursuant to paragraph 2.2(b) through
                                  payroll deduction from any bonus
                                  payment shall be the average of the
                                  daily closing sale prices for the Stock
                                  as reported on The New York Stock
                                  Exchange (or the Nasdaq National Market
                                  with respect to dates prior to April
                                  11, 1997) for each date on which the
                                  Stock was traded during the fiscal year
                                  to which such bonus payment relates."


                  9.       By redesignating paragraphs (l) and (m) of
                           section 6 as paragraphs (n) and (o) of section 6, respectively, and adding the following new paragraph (m) to section 6:

                           "(m)   Price Date.  The 'Price Date' shall be (i)
                                  ----------
                                  with respect to shares purchased pursuant to paragraph 2.2(a) with funds accumulated through payroll deductions from salary during any Subscription Period, the last business day of such Subscription Period and (ii) with respect to shares purchased pursuant to paragraph 2.2(b) through payroll deduction from any bonus payment, the last day of the Company's fiscal year to which such bonus payment relates."



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